                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.  20549


                                     FORM 8-K/A


                                   CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d) OF
                        THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)       December 31, 1997
                                                       -----------------

                         Miami Computer Supply Corporation
               (Exact name of registrant as specified in its charter)

          Ohio                           000-21561               31-1001529
          ----                           ---------               ----------
(State or other jurisdiction       (Commission File Number)   (IRS Employer
      of incorporation)                                      Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                         45429
------------------------------------------                         -----
(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code:    (937) 291-8282
                                                       --------------
N/A
--------------------------------------------------------------------------------
(Former name or former address, if changed since last report)

The sole purpose of this Amendment is to include a signature page to the previously filed Form 8-K which signature page was inadvertently omitted from the initial filing. No other changes have been made to the Form 8-K as previously filed.

ITEM 2:  ACQUISITION OR DISPOSITION OF ASSETS

On December 31, 1997 Miami Computer Supply Corporation ("the Company"), through a newly created wholly-owned subsidiary established for that purpose, closed its acquisition of the outstanding common stock of TBS Printware Corporation ("TBS") in a forward subsidiary merger accounted for as a purchase business combination. The underlying assets acquired primarily included cash, accounts receivable and inventories while the primary liabilities assumed included accounts payable and accrued liabilities related to the ongoing business. The purchase price for the acquisition comprised $991,000 in cash, 210,000 shares of the Company's common stock with a market value of $3,018,000 and related out-of-pocket expenses. In addition, the Company may become obligated to pay additional deferred purchase price (up to $2,200,000) if the pre-tax earnings of TBS exceed specified amounts over the next thirty-three months. The cash portion of the purchase price was funded from the Company's existing bank line of credit with National City Bank of Dayton, Dayton Ohio.

In addition, the Company loaned $438,000 to two of the shareholders of TBS, bearing interest at 5.68% per annum, repayable on December 31, 1998. Although certain of the Company shares issued in the acquisition collateralize these loans, the loans are non-recourse and enforceable against the full credit of the shareholders.

Other than these transactions, there is no material relationship between the Company and TBS or its stockholders.

TBS is engaged in distributing computer supplies and in developing, manufacturing and distributing printer ribbons, toner and developers for data processing peripheral equipment.

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

FINANCIAL STATEMENTS AND PRO FORMA DATA:

The audited financial statements of TBS as of and for the year ended January 3, 1997 and as of and for the nine months ended September 30, 1997, along with the unaudited interim financial statements for the nine months ended September 30, 1996 required by this Item are included herein on pages 3 through 15 of this Form 8-K.

The Unaudited Pro Forma Financial Information required by this Item is included on pages 16 through 20 of this Form 8-K. The Unaudited Pro Forma Financial Information assume that the acquisition occurred, with respect to the September 30, 1997 balance sheet information on September 30, 1997, and with respect to the statement of operations information at the beginning of each respective period.

The Unaudited Pro Forma Financial Information is not intended to be indicative of the financial position or results of operations had the acquisition actually occurred on the dates indicated.

The unaudited pro forma balance sheet reflects the allocation of the purchase price to the estimated fair value of the assets acquired and liabilities assumed, with the residual being allocated to goodwill. While the Company will undertake a more in depth evaluation of the fair value of the net assets acquired, it is not expected to differ materially from the purchase price allocation included herein.

The unaudited pro forma statements of operations reflect the effects of the purchase allocation described above and the resultant amortization and additional interest expense associated with the cash used to fund the acquisition, along with other adjustments directly attributable to the transaction.

Exhibits:
--------
     Exhibit Number      Description
     2(i)                Agreement and Plan of Reorganization, dated as of
                         December 23, 1997, by and among the Company, MCSC Fremont Acquisition Corporation (a wholly owned subsidiary of the Company), TBS Printware
                         Corporation and the named stockholders of TBS
                         Printware Corporation.
     2(ii)               Addendum and Amendment to the Agreement and Plan
                         of Reorganization, dated as of December 23, 1997, by and among the Company, MCSC Fremont Acquisition
                         Corporation (a wholly owned subsidiary of the Company), TBS Printware Corporation and the named stockholders of TBS Printware Corporation.

     20(i) Press Release issued by the Company on December 29, 1997 with respect to the Agreement.

     20(ii) Press Release issued by the Company on January 12, 1998 with respect to the closing.

TBS PRINTWARE
CORPORATION
FINANCIAL STATEMENTS FOR THE NINE
MONTH PERIODS ENDED SEPTEMBER 30,
1997 AND 1996 AND THE YEAR ENDED
JANUARY 3, 1997

                         REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors
of Miami Computer Supply Corporation


In our opinion, the accompanying balance sheet and the related statements of operations, cash flows and changes in shareholders' equity present fairly, in all material respects, the financial position of TBS Printware Corporation at September 30, 1997 and January 3, 1997 and the results of its operations and its cash flows for the nine months ended September 30, 1997 and the year ended January 3, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




Price Waterhouse LLP
November 4, 1997
Cincinnati, Ohio

TBS PRINTWARE CORPORATION

BALANCE SHEET
--------------------------------------------------------------------------------
                                                    SEPTEMBER 30,   JANUARY 3,
                                                          1997         1997

Current Assets:
  Cash                                                 $   72,934   $        -
  Accounts receivable, net of allowance for
    doubtful accounts of $35,314 and $20,000,
    respectively                                        3,136,148    3,671,960
  Refundable income taxes                                       -       35,800
  Inventory (Note 4)                                    1,773,082    1,137,413
  Prepaid expenses and depostits                           91,378      147,789
  Deferred income tax assets (Note 9)                     140,614      131,469
                                                       ----------   ----------

     Total current assets                               5,214,156    5,124,431

Property and equipment, net (Note 5)                      351,461     458,917
                                                       ----------   ----------

     Total assets                                      $5,565,617   $5,583,348
                                                       ----------   ----------
                                                       ----------   ----------

Current Liabilities:
  Bank overdraft                                       $        -   $  770,129
  Line of credit borrowings (Note 6)                    1,359,354    1,007,244
  Accounts payable                                      1,921,410    1,234,514
  Accrued payroll and related liabilities                  17,736      377,807
  Other accrued expenses                                  537,830      586,243
  Current portion of long-term debt (Note 7)               14,167       18,900
  Current portion of capital lease obligations (Note 8)    17,084       15,871
                                                       ----------   ----------

     Total current liabilities                          3,867,581    4,010,708

Long-term debt (Note 7)                                         -        9,442
Capital lease obligations (Note 8)                         85,292       97,377
Deferred income taxes (Note 9)                                999       17,000
                                                       ----------   ----------

     Total liabilities                                  3,953,872    4,134,527
                                                       ----------   ----------

Shareholders' Equity:
  Common stock, no par value, 500,000 shares
    authorized, 100,000 shares issued and outstanding     100,000      100,000
  Additional paid in capital                            1,466,748    1,466,748
  Retained earnings (deficit)                              44,997     (117,927)
                                                       ----------   ----------

     Total shareholders' equity                         1,611,745    1,448,821
                                                       ----------   ----------

     Total liabilities and shareholders' equity        $5,565,617   $5,583,348
                                                       ----------   ----------
                                                       ----------   ----------

      The accompanying notes are an integral part of these financial statements.

TBS PRINTWARE CORPORATION

STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------


                                                     NINE MONTHS    NINE MONTHS      YEAR ENDED
                                                         ENDED         ENDED         JANUARY 3,
                                                    SEPTEMBER 30,  SEPTEMBER 30,        1997
                                                         1997           1996
                                                                      (UNAUDITED)
Net sales                                           $  14,780,269  $  15,778,250  $  21,764,538
Cost of sales                                          12,953,345     14,150,890     19,711,510
                                                    -------------  -------------  -------------

                                                        1,826,924      1,627,360      2,053,028
                                                    -------------  -------------  -------------

Operating expenses:
  Selling, general and administrative                   1,480,149      1,645,139      3,046,125
  Facility relocation expense                              27,718        172,237        383,937
                                                    -------------  -------------  -------------

     Total operating expenses                           1,507,867      1,817,376      3,430,062
                                                    -------------  -------------  -------------

Income (loss) before interest and other income            319,057       (190,016)    (1,377,034)

  Interest expense                                         72,239         69,371         95,247
  Other income, net                                        22,967         68,688          8,465
                                                    -------------  -------------  -------------

Income (loss) before income taxes                         269,785       (190,699)    (1,463,816)

Income tax (expense) benefit (Note 9)                    (106,861)      (294,015)        85,469
                                                    -------------  -------------  -------------

Net income (loss)                                   $     162,924  $    (484,714) $  (1,378,347)
                                                    -------------  -------------  -------------
                                                    -------------  -------------  -------------



     The accompanying notes are an integral part of these financial statements.

TBS PRINTWARE CORPORATION

STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
--------------------------------------------------------------------------------


                                                                     ADDITIONAL     RETAINED
                                                 COMMON STOCK         PAID-IN       EARNINGS
                                            ---------------------     CAPITAL      (DEFICIT)
                                            SHARES         VALUES
Balance at December 29, 1995               100,000   $    100,000   $    202,595   $  1,260,420

Net loss for the period                                                              (1,378,347)

Capital contributed by shareholders                                    1,264,153
                                      ------------   ------------   ------------   ------------

Balance at January 3, 1997                 100,000        100,000      1,466,748       (117,927)

Net income for the period                                                               162,924
                                      ------------   ------------   ------------   ------------

Balance at September 30, 1997              100,000   $    100,000   $  1,466,748   $     44,997
                                      ------------   ------------   ------------   ------------
                                      ------------   ------------   ------------   ------------



      The accompanying notes are an integral part of these financial statements.

TBS PRINTWARE CORPORATION

STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------



                                                               NINE MONTHS    NINE MONTHS      YEAR ENDED
                                                                  ENDED          ENDED         JANUARY 3,
                                                              SEPTEMBER 30,  SEPTEMBER 30,        1997
                                                                  1997           1996
                                                                                (UNAUDITED)
Cash Flows from Operating Activities
  Net income (loss)                                             $   162,924    $  (484,714)   $(1,378,347)
  Non-cash period expense (Note 12)                                       -        948,115      1,264,153
  Adjustment to reconcile net income to net cash flows
    from operating activities:
      Depreciation and amortization                                 111,668        147,476        172,267
      Deferred income taxes                                         (25,146)       297,862       (116,469)
  Changes in assets and liabilities:
    Accounts receivable                                             535,812     (2,011,490)      (830,764)
    Refundable income taxes                                          35,800              -        (35,800)
    Inventory                                                      (635,669)       185,840        439,737
    Prepaid expenses and deposits                                    56,411        (32,002)       (51,031)
    Accounts payable                                                686,896      1,812,925       (281,548)
    Accrued payroll and related liabilities                        (360,071)      (297,289)        60,131
    Other accrued expenses                                          (48,413)      (111,396)       257,980
                                                                -----------    -----------    -----------

      Net cash from operating activities                            520,212        455,327       (499,691)
                                                                -----------    -----------    -----------

Cash Flows from Investing Activities
  Purchase of equipment                                              (4,212)       (91,747)      (179,971)
                                                                -----------    -----------    -----------

Cash Flows from Financing Activities
  Line of credit borrowings                                       6,616,019      2,600,000      4,514,782
  Line of credit repayments                                      (6,263,909)    (2,475,000)    (4,457,538)
  Long-term debt principal repayments                               (14,175)       (15,803)       (24,475)
  Capital lease obligation principal payments                       (10,872)       (12,782)       (15,019)
                                                                -----------    -----------    -----------

      Net cash from financing activities                            327,063         96,415         17,750
                                                                -----------    -----------    -----------

Net change in (bank overdraft) cash                                 843,063        459,995       (661,912)
                                                                -----------    -----------    -----------

(Bank overdraft) cash at beginning of period                       (770,129)      (108,217)      (108,217)
                                                                -----------    -----------    -----------

(Bank overdraft) cash at end of period                          $    72,934    $   351,778    $  (770,129)
                                                                -----------    -----------    -----------
                                                                -----------    -----------    -----------



      The accompanying notes are an integral part of these financial statements.

TBS PRINTWARE CORPORATION

NOTES TO FINANCIAL STATEMENTS
SEPTEMBER 30, 1997 AND JANUARY 3, 1997
-------------------------------------------------------------------------------

1.   THE COMPANY

     The Company distributes computer supplies and develops, manufacturers and markets printer ribbons, toner and developers for data processing peripheral equipment.


2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     FISCAL YEAR AND INTERIM FINANCIAL DATA
     The Company reports on a fifty-two or fifty-three week fiscal year ending on the Friday nearest December 31 of each year. The year ended January 3, 1997 included 53 weeks of operating activity.

     The unaudited financial statements for the nine months ended September 30, 1996 have been prepared in accordance with Rule 10-01 of SEC Regulation S-X. Consequently, these interim financial statements do not include all the disclosures required under generally accepted accounting principles. However, in the opinion of the management, the financial statements presented herein contain all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the results of operations and cash flows of the Company for the nine months ended September 30, 1996.

     USE OF ESTIMATES
     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions. These affect the reported amounts of assets and liabilities and disclosures of assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated.

     INVENTORY
     Inventory consists of printer ribbons, toner, developer and miscellaneous computer supplies and is stated at the lower of cost or fair market. Cost is determined using the first-in, first-out method of inventory valuation.

     PROPERTY AND EQUIPMENT
     Property and equipment, including capital leases, are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are computed on the straight-line basis. The provision for depreciation is based on the estimated useful lives of furniture and equipment (3-10 years). Capital leases and leasehold improvements are amortized over the life of the lease.

     REVENUE RECOGNITION
     Revenue is recognized by the Company upon shipment of product.

     INCOME TAXES
     The Company records income taxes using the liability method which requires the recognition of deferred tax assets and liabilities for the expected tax consequences of events that have been recognized in the Company's financial statements or tax returns. In estimating future tax consequences, generally all expected future events other than enactments or changes in tax law or rates are considered.

     CONCENTRATION OF CREDIT RISK AND FINANCIAL INSTRUMENTS
     Financial instruments which potentially subject the Company to concentration of credit risk consist primarily of accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral for sales on credit. The Company maintains reserves for potential credit losses and such losses have been within management's expectations.

     In all material respects, the carrying value of the Company's financial instruments approximates its fair value. There are no off-balance sheet financial instruments.


3.   RELATED PARTY TRANSACTIONS

     Affiliated companies of a shareholder of the Company provided the Company sales consulting services aggregating $32,400 and $292,000 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively. Other accrued expenses included $189,000 for such services at September 30, 1997 and January 3, 1997.


4.   INVENTORY

     Inventory consists of the following:

                                        SEPTEMBER 30,  JANUARY 3,
                                            1997          1997

          Raw materials                 $    138,545   $    181,386
          Finished goods                   1,634,537        956,027
                                        ------------   ------------

                                        $  1,773,082   $  1,137,413
                                        ------------   ------------
                                        ------------   ------------

5.   PROPERTY AND EQUIPMENT

     Property and equipment consist of the following:

                                                  SEPTEMBER 30,    JANUARY 3,
                                                      1997            1997

          Furniture and equipment                 $  1,416,769   $  1,412,557
          Leasehold improvements                        34,296         34,296
          Vehicles                                     153,302        153,302
                                                  ------------   ------------

                                                     1,604,367      1,600,155
          Less:  Accumulated depreciation and
                 amortization                       (1,252,906)    (1,141,238)
                                                  ------------   ------------

                                                  $    351,461   $    458,917
                                                  ------------   ------------
                                                  ------------   ------------


6.   CREDIT AGREEMENT

     At September 30, 1997, the Company has a credit facility with a bank that provides the Company a $2,500,000 revolving loan. The credit agreement expires on June 1, 1999. Outstanding borrowings under the revolving loan were $1,359,354 and $1,007,244 at September 30, 1997 and January 3, 1997,
     respectively.  In addition, the Company has a term loan with the bank (see
     Note 7).

     Borrowings under the revolving loan bear interest at the lesser of the bank's reference rate (8.5% at September 30, 1997 and 8.25% at January 3,
     1997) or the bank's adjusted LIBOR rate plus 1.75% (7.25% at January 3, 1997 and 7.4063% - 7.4375% at September 30, 1997). The applicable interest rate is selected by the Company at the time of the borrowings and shall apply for the interest period, as defined in the agreement. At January 3, 1997, borrowings aggregating $700,000 were 7.25% and borrowings aggregating $307,244 were 8.25%. At September 30, 1997, borrowings aggregating $700,000 were 7.4063%, borrowings aggregating $300,000 were 7.4375% and borrowings aggregating $359,354 were 8.5%. All borrowings are collateralized by substantially all of the Company's assets.

     Under the terms of the credit facility the Company is required to maintain certain financial covenants. In addition, except as permitted by the bank, the Company may not declare or pay dividends, issue or acquire any of its capital stock, make capital expenditures in excess of $250,000 during any single year or incur additional indebtedness.

     Interest paid totaled $72,239 and $95,247 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively.

7.   LONG-TERM DEBT

     Long-term debt consists of the following:

                                                        SEPTEMBER 30, JANUARY 3,
                                                           1997         1997

      Note payable to bank, interest at bank's reference
        rate plus .25% (8.75% at September 30, 1997
        and 8.5% at January 3, 1997), collateralized by
        related equipment, monthly principal payments of
        $1,575 through July 1998                          $  14,167   $  28,342

      Less current portion                                  (14,167)    (18,900)
                                                          ---------   ---------

                                                          $       -   $   9,442
                                                          ---------   ---------
                                                          ---------   ---------



8.   LEASES

     OPERATING LEASE
     During the year ended January 3, 1997, the Company relocated its corporate facility to a new location. The Company leases its new facility under an operating lease that expires in June 2001. The Company is required to pay its share of property taxes, insurance and maintenance costs. The Company also leases a regional facility under an operating lease that expires in December 2002. Rental expense for both the corporate and regional facilities was $111,070 and $250,791 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively.

     The Company remains obligated for the corporate facility it occupied prior to its relocation. The Company subsequently subleased this space to another company in December 1996. Rental expense along with other costs to relocate the corporate facility was $285,658 and $398,215 during the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively. Sublease rent was $257,940 and $14,278 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively. The lease expired in November 1997.

     CAPITAL LEASES
     The Company leases two vehicles under agreements accounted for as capital lease agreements. The leases expire January and March 2000. The Company is required to pay all costs related to ownership. Leased equipment is included in property and equipment as follows:

                                             SEPTEMBER 30,  JANUARY 3,
                                                 1997          1997

          Vehicles                           $  140,975     $  140,975
          Accumulated amortization              (43,754)       (30,326)
                                             ----------     ----------

                                             $   97,221     $  110,649
                                             ----------     ----------
                                             ----------     ----------

     FUTURE MINIMUM LEASE PAYMENTS
     The future minimum lease payments at September 30, 1997 are as follows:

                                                  OPERATING
                                                   LEASES,
                                        CAPITAL    NET OF
       FISCAL YEAR                      LEASES    SUBLEASE      TOTAL

          1997                       $   6,785   $  28,250   $  35,035
          1998                          27,139     124,508     151,647
          1999                          27,139     133,078     160,217
          2000                          62,382     133,078     195,460
          2001                               -      70,939      70,939
          2002                               -       8,800       8,800
                                     ---------   ---------   ---------

                                       123,445   $ 498,653   $ 622,098
                                                 ---------   ---------
                                                 ---------   ---------
          Less imputed interest         21,069
          Present value of future    ---------
            minimum lease payments     102,376
          Less current portion          17,084
                                     ---------
                                     $  85,292
                                     ---------
                                     ---------

9.   INCOME TAXES

     The provision (benefit) for income taxes consists of the following:


                                                                   SEPTEMBER 30,     JANUARY 3,
                                                                         1997           1997
          Current liability:
            Federal                                                   $  101,831     $   25,000
            State                                                         30,176          6,000
                                                                      ----------     ----------

                                                                         132,007         31,000
                                                                      ----------     ----------

          Deferred liability (benefit):
            Federal                                                      (19,314)       (98,998)
            State                                                         (5,832)       (17,471)
                                                                      ----------     ----------

                                                                         (25,146)      (116,469)
                                                                      ----------     ----------

                                                                      $  106,861     $  (85,469)
                                                                      ----------     ----------
                                                                      ----------     ----------

The deferred income tax assets and liabilities are as follows:

                                                                   SEPTEMBER 30,     JANUARY 3,
                                                                        1997            1997

          Deferred income tax assets:
            Revenue recognition                                       $        -     $  101,948
            Reserves and accruals not currently deductible               148,533         58,679
            Other                                                            (15)         3,842
                                                                      ----------     ----------

                                                                      $  148,518     $  164,469
                                                                      ----------     ----------
                                                                      ----------     ----------

          Deferred income tax liabilities:
            Depreciation                                              $      999     $   17,000
            Reserves and accruals currently deductible                     7,904         33,000
                                                                      ----------     ----------

                                                                      $    8,903     $   50,000
                                                                      ----------     ----------
                                                                      ----------     ----------


     The following table summaries the difference between the income tax provision at expected statutory rates and the Company's provision for income taxes:


                                                                      SEPTEMBER 30,    JANUARY 3,
                                                                         1997             1997
          Income tax (benefit) at expected federal statutory rate     $  91,727      $ (497,697)

          State income taxes, net of federal benefit                     16,067          (7,570)

          Lack of tax benefit on settlement with supplier (Note 12)           -         429,815

          Other                                                            (933)        (10,017)
                                                                      ---------      ----------

          Provision (benefit) for income taxes                        $ 106,861      $  (85,469)
                                                                      ---------      ----------
                                                                      ---------      ----------



     Income taxes paid amounted to $10,602 and $57,935 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively.


10.  EMPLOYEE BENEFITS

     The Company has a defined contribution 401(k) plan available to substantially all employees. Each participant may elect to defer up to 20% of his or her annual salary, subject to Internal Revenue Code limitations. The Company matches 50% of the participant's contribution up to the first 5% of the participant's compensation. Employee contributions are fully vested and Company contributions are 50% vested after the first year of service and are fully vested after two years of service. Company contributions were approximately $14,800 and $25,000 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively.


11.  MAJOR CUSTOMER

     Net sales to one customer were approximately $3,200,000 and $4,900,000 for the nine months ended September 30, 1997 and the year ended January 3, 1997, respectively. The receivable balance for sales to this customer were $992,611 and $709,323 at September 30, 1997 and January 3, 1997,
     respectively.

12.   SETTLEMENT WITH SUPPLIER

     In 1997, the shareholders of the Company reached an agreement with a supplier regarding the supplier's assertion that the Company had underpaid the supplier for purchases of inventory during the fiscal years ended December 29, 1995 and January 3, 1997. The shareholders settled the matter by making a payment to the supplier of which $1,264,153 related to the fiscal year ended January 3, 1997. The payment has been reflected in the accompanying financial statements as a charge against cost of goods sold with an offsetting credit to additional paid-in capital.

                          MIAMI COMPUTER SUPPLY CORPORATION
                          ---------------------------------

                          UNAUDITED PRO FORMA BALANCE SHEET
                          ---------------------------------
                                    (In thousands)



                                                      MIAMI           TBS
                                                   SEPTEMBER 30,   SEPTEMBER 30,   PRO FORMA
                                                      1997            1997        ADJUSTMENTS (1)   PRO FORMA
                                                  --------------  ------------- -------------     -------------
Cash and cash equivalents                         $        167    $        73   $         -        $       240
Accounts receivable                                     14,679          3,136             -             17,815
Inventory                                                8,210          1,773             -              9,983
Other current assets                                       182            232          (141) c)            273
                                                  --------------  ------------- -------------     -------------
     Total current assets                               23,238          5,214          (141)            28,311
Property, plant and equipment                            1,495            352             -              1,847
Other assets                                             6,500              -         2,538  c)          9,038
                                                  --------------  ------------- -------------     -------------
     Total assets                                 $     31,233    $     5,566   $     2,397        $    39,196
                                                  --------------  ------------- -------------     -------------
                                                  --------------  ------------- -------------     -------------

Accounts payable                                  $      8,373    $     1,921   $         -        $    10,294
Bank line of credit                                      3,553          1,359         1,429  b)          6,341
Other current liabilities                                1,442            588             -              2,030
                                                  --------------  ------------- -------------     -------------
     Total current liabilities                          13,368          3,868         1,429             18,665

Long-term liabilities                                      171             86             -                257
Shareholders' equity                                    17,694          1,612           968  a)         20,274
                                                  --------------  ------------- -------------     -------------
     Total liabilities and shareholders' equity   $     31,233    $     5,566   $     2,397        $    39,196
                                                  --------------  ------------- -------------     -------------
                                                  --------------  ------------- -------------     -------------


               See notes to unaudited pro forma financial information.
                                          16

                          MIAMI COMPUTER SUPPLY CORPORATION
                          ---------------------------------

                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     -------------------------------------------

                             YEAR ENDED DECEMBER 31, 1996
                             ----------------------------
                    (In thousands except share and per share data)



                                                                                  PRO FORMA
                                                       MIAMI            TBS      ADJUSTMENTS        PRO FORMA
                                                  --------------  ------------- -------------     -------------
Net sales                                         $     63,428    $    21,765   $         -        $    85,193
                                                  --------------  ------------- -------------     -------------

Cost of sales                                           52,061         19,712             -             71,773
Selling, general and adminstrative expenses              9,171          3,430            63  2)         12,664
                                                  --------------  ------------- -------------     -------------

     Total operating expenses                           61,232         23,142            63             84,437
                                                  --------------  ------------- -------------     -------------

Operating income (loss)                                  2,196         (1,377)          (63)               756

Interest expense                                           312             95           114  3)            521

Other (income) expense                                      11             (8)          (25) 3)            (22)
                                                  --------------  ------------- -------------     -------------

Income (loss) before income taxes                        1,873         (1,464)         (152)               257

Provision for income taxes                                 756            (85)          (36) 4)            635
                                                  --------------  ------------- -------------     -------------
     Net income (loss)                            $      1,117    $    (1,379)  $      (116)       $      (378)
                                                  --------------  ------------- -------------     -------------
                                                  --------------  ------------- -------------     -------------

Earnings (loss) per share                         $        .44                                     $      (.14)
                                                  --------------                                  -------------
                                                  --------------                                  -------------

Average shares outstanding                           2,532,399                      210,000  5)      2,742,399
                                                  --------------                -------------     -------------
                                                  --------------                -------------     -------------


               See notes to unaudited pro forma financial information.
                                          17

                          MIAMI COMPUTER SUPPLY CORPORATION
                          ---------------------------------

                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     -------------------------------------------

                         NINE MONTHS ENDED SEPTEMBER 30, 1997
                         ------------------------------------
                    (In thousands except share and per share data)

                                                                                  PRO FORMA
                                                       MIAMI            TBS      ADJUSTMENTS        PRO FORMA
                                                  --------------  ------------- -------------     -------------
Net sales                                         $     71,351    $    14,780   $         -        $    86,131
                                                  --------------  ------------- -------------     -------------

Cost of sales                                           58,616         12,953             -             71,569
Selling, general and adminstrative expenses             10,122          1,508            47  2)         11,677
                                                  --------------  ------------- -------------     -------------

     Total operating expenses                           68,738         14,461            47             83,246
                                                  --------------  ------------- -------------     -------------

Operating income                                         2,613            319           (47)             2,885

Interest expense                                            76             72            86  3)            234

Other (income) expense                                     (30)           (23)          (19) 3)            (72)
                                                  --------------  ------------- -------------     -------------

Income before income taxes                               2,567            270          (114)             2,723


Provision for income taxes                               1,050            107           (27) 4)          1,130
                                                  --------------  ------------- -------------     -------------

     Net income                                   $      1,517    $       163   $       (87)       $     1,593
                                                  --------------  ------------- -------------     -------------
                                                  --------------  ------------- -------------     -------------

     Earnings per share                           $        .41                                     $       .41
                                                  --------------                                  -------------
                                                  --------------                                  -------------

Average shares outstanding                           3,693,573                      157,500  5)      3,851,073
                                                  --------------                -------------     -------------
                                                  --------------                -------------     -------------

               See notes to unaudited pro forma financial information.
                                          18

                          MIAMI COMPUTER SUPPLY CORPORATION
                          ---------------------------------

                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                     -------------------------------------------

                         NINE MONTHS ENDED SEPTEMBER 30, 1996
                         ------------------------------------
                    (In thousands except share and per share data)



                                                                                  PRO FORMA
                                                       MIAMI            TBS      ADJUSTMENTS        PRO FORMA
                                                  --------------  ------------- -------------     -------------
Net sales                                         $     44,070    $    15,778   $         -        $    59,848
                                                  --------------  ------------- -------------     -------------

Cost of sales                                           35,943         14,151             -             50,094
Selling, general and adminstrative expenses              6,341          1,817            47  2)          8,205
                                                  --------------  ------------- -------------     -------------

     Total operating expenses                           42,284         15,968            47             58,299
                                                  --------------  ------------- -------------     -------------

Operating income (loss)                                  1,786           (190)          (47)             1,549

Interest expense                                           244             69            86  3)            399

Other (income) expense                                     (18)           (69)          (19) 3)           (106)
                                                  --------------  ------------- -------------     -------------

Income (loss) before income taxes                        1,560           (190)         (114)             1,256

Provision for income taxes                                 647            294           (27) 4)            914
                                                  --------------  ------------- -------------     -------------

     Net income (loss)                            $        913    $      (484)  $       (87)       $       342
                                                  --------------  ------------- -------------     -------------
                                                  --------------  ------------- -------------     -------------

     Earnings per share                           $        .38                                     $       .13
                                                  --------------                                  -------------
                                                  --------------                                  -------------

Average shares outstanding                           2,388,000                      157,500  5)      2,545,500
                                                  --------------                -------------     -------------
                                                  --------------                -------------     -------------

               See notes to unaudited pro forma financial information.

                          MIAMI COMPUTER SUPPLY CORPORATIOAN
                         -----------------------------------

                  NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION
                  --------------------------------------------------
                         (IN THOUSANDS EXCEPT PER SHARE DATA)


1)   The unaudited pro forma balance sheet has been adjusted to reflect:

          a) The issuance of $3,018 of the Company's common stock, reduced by the elimination of TBS' shareholders' equity of $1,612 and a loan to two of TBS' shareholders totalling $438;

          b) The Company's use of $1,429 under its bank line of credit to fund the cash portion of the purchase of TBS stock ($991) and the loan to the TBS shareholders ($438); and

          c) The allocation of the purchase price to the estimated fair value of assets acquired and liabilities assumed with the remainder being allocated to goodwill.

2) To reflect amortization of goodwill over an estimated useful life of 40 years.

3) To reflect increased interest expense based on the Company's use of its bank line of credit to fund the cash portion of the purchase price at 8% per annum and interest income from the note receivable from the TBS shareholders at 5.68% per annum.

4) To reflect the tax benefit of increased net interest expense at an estimated effective rate of 40%.

5) To reflect the impact of the additional shares issued pursuant to the transaction and the resultant impact on average shares outstanding.

6) As described in Note 12 to TBS' financial statements included herein, TBS recorded expenses of $1,264 during the year ended January 3, 1997 to settle claims of a supplier. Additionally, $948 of these expenses were recorded during the nine months ended September 30, 1996. Excluding the effects of this settlement, pro forma net income and pro forma earnings per share for the year ended January 3, 1997 would have been $886 and $.32, respectively, and pro forma net income and pro forma earnings per share for the nine months ended September 30, 1996 would have been $1,290 and $.51, respectively.

                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         MIAMI COMPUTER SUPPLY CORPORATION


Date:  February 3, 1998                  /s/ Michael E. Peppel
     -----------------------             --------------------------------------
                                         Michael E. Peppel
                                         President and Chief Executive Officer